Exhibit 99.8

FORM OF NOTICE OF IMPORTANT TAX INFORMATION

The tax information is provided in connection with the prospectus of Pilgrim’s Pride Corporation (“Pilgrim’s Pride”) for the offering (a copy of which accompanies this form) (the “Prospectus”).

Under the United States federal income tax laws, dividend payments that may be made by Pilgrim’s Pride on shares of its common stock issued upon the exercise of non-transferable subscription rights may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless the holder (i) is exempt from backup withholding or (ii) furnishes the payer with its correct taxpayer identification number (“TIN”) and certifies, under penalties of perjury, that the number provided is correct and provides certain other certifications. Each holder that exercises its subscription rights and wants to avoid backup withholding must, unless an exemption applies, provide the subscription agent with the holder’s correct TIN (or with a certification that such holder is awaiting a TIN) and certain other certifications by completing Substitute Form W-9 below.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign holder to qualify as an exempt recipient, that holder must submit a properly completed Form in the W-8 series, (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such holder’s foreign status. Forms W-8 may be obtained online from the IRS’ website at www.IRS.gov. Although a foreign holder may be exempt from backup withholding, payments of dividends may be subject to withholding tax, currently at a 30% rate (or, if certain tax treaties apply, such applicable lower rate or exemption). Exempt U.S. holders should indicate their exempt status on Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. Holders are urged to consult their tax advisors to determine whether they are exempt from withholding and reporting requirements.

If backup withholding applies, Pilgrim’s Pride or the subscription agent, as the case may be, will be required to withhold taxes (currently at a 28% rate, which is currently scheduled to increase to 31% in 2013) on any dividend payments made to a holder that exercises subscription rights. Backup withholding is not an additional tax. Rather, the amount of backup withholding can be credited against the U.S. federal income tax liability of the holder subject to backup withholding, provided that the required information is timely provided to the Internal Revenue Service (“IRS”).

A holder that exercises subscription rights is required to give the subscription agent the TIN of the record owner of the subscription rights. If such record owner is an individual, the TIN is generally the taxpayer’s social security number. For most other entities, the TIN is the employer identification number. If the subscription rights are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report. If the subscription agent is not provided with the correct TIN in connection with such payments, the holder may be subject to a penalty imposed by the IRS.

If you do not have a TIN, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for instructions on applying for a TIN, write “Applied For” in the space for the TIN in part 1 of the Substitute Form W-9 and, under penalties of perjury, sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. If you do not provide your TIN to the subscription agent within 60 days, backup withholding will begin and continue until you furnish your TIN to the subscription agent. Please note that writing “Applied For” on the Substitute Form W-9 means that you have already applied for a TIN or that you intend to apply for one in the near future.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification

PART 1 - Taxpayer Identification Number (“TIN”). ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your Social Security Number. For most other entities, it is your Employer Identification Number. If you do not have a TIN, see “Obtaining a Number” in the enclosed Guidelines.) CERTIFY BY SIGNING AND DATING BELOW.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.

Social Security Number

OR Employer Identification Number

(if awaiting TIN, write “Applied For”)
PART 2 - Payees Exempt from Backup Withholding — See the enclosed Guidelines and complete as instructed therein.

PART 3 - Certification — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) of Part 3 above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2) of Part 3 (also see instructions in the enclosed Guidelines). The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Name: Business name, if different from above:
	Entity type (circle one):	Individual/Sole proprietorship C Corporation S Corporation Trust/estate	Partnership Limited Liability Company Enter the tax classification of the Limited Liability Company (C=C Corporation, S=S Corporation, P = Partnership) ___________________
Address (number, street, and apt. or suite no.):
City, State and Zip Code:
Telephone Number: Signature Date , 201

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE

“APPLIED FOR” INSTEAD OF A TIN IN THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the subscription agent, 28% (currently scheduled to increase to 31% in 2013) of all reportable payments made to me will be withheld, but will be refunded to me if I provide a certified taxpayer identification number within 60 days.

Signature                                  Date                , 2012.

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% (CURRENTLY SCHEDULED TO INCREASE TO 31% IN 2013) OF ANY PAYMENTS OF DIVIDENDS MADE TO YOU. IN ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY RESULT IN A PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens (i.e., 000-00-0000). Employer Identification Numbers have nine digits separated by only one hyphen (i.e., 00-0000000). The table below will help determine the number to give the payer.

For this type of account:		Give the name and SOCIAL SECURITY number of —	For this type of account:		Give the Name and EMPLOYER IDENTIFICATION number of
1.	An individual’s account	The individual	7.	A valid trust, estate or pension trust	The legal entity(4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	8.	Corporate (or LLC electing corporate status on Form 8832 or Form 2553) account	The corporation

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	9.	Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization

4.a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	10.	Partnership account held in the name of the business	The partnership

b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	11.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (See Treas. Reg. § 1.671-4(b)(2)(i)(B))	The trust

5.	Sole proprietorship or single owner LLC account	The owner(3)	12.	A broker or registered nominee	The broker or nominee

6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (See Treas. Reg. § 1.671-4(b)(2)(i)(A))	The grantor	13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(4)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, and apply for a number. You may obtain Form SS-5 from your local Social Security Administration office or online at www.ssa.gov, and Form SS-4 from the IRS from the IRS’s internet web site at www.irs.gov. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempt from backup withholding include:

•

An organization exempt from tax under Section 501(a), an individual retirement account (“IRA”), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

•

The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations under such sections.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non-tax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply for providing false or fraudulent information.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.